UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 5, 2006
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA	91-1826900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of principal executive offices)	(Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Stage Stores, Inc. to Present at the SunTrust Robinson Humphrey 35th Annual Institutional Conference

On April 5, 2006, Stage Stores, Inc. (the "Company") issued a news release announcing that management will make a presentation at the SunTrust Robinson Humphrey 35th Annual Institutional Conference on Tuesday, April 11, 2006, at 1:20 p.m. Eastern Time. The conference is being held at The Ritz-Carlton Buckhead in Atlanta, Georgia. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

March Sales; Resumption of Stock Repurchase Program

On April 6, 2006, Stage Stores, Inc. issued a news release announcing the Company's March 2006 sales and updated fiscal year 2006 earnings guidance to include the impact of the B.C. Moore acquisition and increased full year share count. The resumption of the Company's stock repurchase program was also announced. A copy of the news release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release issued by Stage Stores, Inc. on April 5, 2006 announcing that management will make a presentation at the SunTrust Robinson Humphrey 35th Annual Institutional Conference.

99.2
News Release issued by Stage Stores, Inc. on April 6, 2006 announcing the Company's March 2006 sales, updated fiscal year 2006 earnings guidance to include the impact of the B.C. Moore acquisition and increased full year share count, and announced the resumption of the Company's stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 10, 2006	/s/ Michael E. McCreery
(Date)	Michael E. McCreery
Executive Vice President and Chief Financial Officer